Exhibit 10.4

Execution Copy

THIRD FORBEARANCE AGREEMENT

This THIRD FORBEARANCE AGREEMENT, dated as of November 7, 2017 (this “Agreement”), is made by and among ALLIQUA BIOMEDICAL, INC., a Delaware Corporation (the “Borrower”), AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”; the Borrower and the Guarantor are each also referred to herein individually as a “Loan Party” and collectively as the “Loan Parties”) and PERCEPTIVE CREDIT HOLDINGS, L.P., a Delaware limited partnership (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Credit Agreement and Guaranty, dated as of May 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Sections 8.4(a) and (b) of the Credit Agreement, (a) the Loan Parties are required to maintain, on a consolidated basis, a monthly minimum balance of $2,000,000 in unrestricted, unencumbered cash in one or more Controlled Accounts that are free and clear of all Liens, subject to certain exceptions, (b) Consolidated Total Revenue of the Borrower for the twelve consecutive month period ended September 30, 2016 was required to be $22,250,000, (c) Consolidated Total Revenue of the Borrower for the twelve consecutive month period ended December 31, 2016 was required to be $24,600,000, (d) Consolidated Total Revenue of the Borrower for the twelve consecutive month period ended March 31, 2017 was required to be $27,200,000, (e) Consolidated Total Revenue of the Borrower for the twelve consecutive month period ended June 30, 2017 was required to be $30,300,000 and (f) Consolidated Total Revenue of the Borrower for the twelve month period ended September 30, 2017 was required to be $33,800,000;

WHEREAS, the Loan Parties have failed to satisfy and comply with requirements of Sections 8.4(a) and (b) set forth in the previous recital;

WHEREAS, the Borrower has requested that the Lender temporarily forbear from exercising or pursuing its available remedies as further described herein; and

WHEREAS, the Lender is willing to agree to such temporary forbearance subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

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Article I
definitions

SECTION 1.1.      Certain Terms. The following terms (whether or not highlighted in bold and/or italics) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in first recital.

“Forbearance Effective Date” is defined in Article III.

“Guarantor” is defined in the preamble.

“Lender” is defined in the preamble.

“Loan Party” is defined in the preamble.

“Specified Defaults” is defined in Section 2.1(a).

“Termination Date” is defined in Section 2.1(b).

Article II
FORBEARANCE, ETC.

SECTION	2.1. Forbearance, etc.

(a)               The Borrower acknowledges and agrees that it was in Default of (i) Section 8.4(a) of the Credit Agreement as of the date hereof and (ii) Section 8.4(b) of the Credit Agreement as of each of (v) September 30, 2016, (w) December 31, 2016, (x) March 31, 2017, (y) June 30, 2017 and (z) September 30, 2017 (such Defaults being herein referred to as the “Specified Defaults”). The Lender hereby agrees that, with respect to the Specified Defaults (but only the Specified Defaults), it will refrain and forebear from exercising or pursuing any rights or remedies under the Credit Agreement or otherwise (including imposing a default rate of interest in respect of the Specified Defaults pursuant to Section 3.6 of the Credit Agreement) or any other Loan Document until (but only until) the Termination Date. Any term or provision hereof to the contrary notwithstanding, the Lender is not waiving any of its rights or remedies with respect to the Specified Defaults or any other Default, but instead is simply agreeing not to take remedial action with respect to the Specified Defaults until the Termination Date.

(b)               The “Termination Date” means the earlier of (i) December 31, 2017 and (ii) the date when the Lender becomes aware that any other Default (other than any Specified Default) has occurred and is continuing. Upon the occurrence of the Termination Date, the Lender may, with respect to any or all of the Specified Defaults, pursue any rights and remedies available to it under the Credit Agreement or any other Loan Document, or pursuant to law or otherwise, with respect to any Defaults that have then occurred and are outstanding (including the Specified Defaults), including, but not limited to, declaring all or any portion of the outstanding principal amount of the Loan and other Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Obligations in accordance with Section 3.6 of the Credit Agreement, or pursuing any or all other rights and remedies of the Lender as a secured party under the UCC, the Pledge and Security Agreement or any other Loan Document.

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(c)               Notwithstanding any provision of this Agreement or any Loan Document to the contrary, each Loan Party hereby acknowledges and agrees that, due to the occurrence and ongoing continuance of the Specified Defaults, the re-investment option set forth in Section 3.4 of the Credit Agreement is not available to any Loan Party, and no Loan Party may re-invest or use any Net Cash Proceeds of any Disposition or Event of Loss as would otherwise be permitted under Section 3.4 of the Credit Agreement if no Default or Event of Default had occurred and was continuing.

Article III
conditions precedent

This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lender (the date when all such conditions are so satisfied being the “Forbearance Effective Date”):

SECTION 3.1.      Counterparts. The Lender shall have received counterparts of this Agreement executed on behalf of the Borrowers, the Guarantor, and the Lender.

SECTION 3.2.      Effective Date Certificate. The Lender shall have received a certificate, dated as of the Forbearance Effective Date and duly executed and delivered by an Authorized Officer of the Borrower and each Guarantor certifying as to the matters set forth in Articles IV and V hereof, in form and substance satisfactory to the Lender.

SECTION 3.3.      Costs and Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Lender), if then invoiced, together with any other fees separately agreed to by the Borrower and the Lender, such fees, costs and expenses; provided, however, that the Borrower shall be not be required to reimburse Lender for fees and expenses of Morrison & Foerster LLP in excess of $8,000 .

SECTION 3.4.      Satisfactory Legal Form, etc. All legal matters incident to the effectiveness of this Agreement shall be reasonably satisfactory to the Lender and its counsel.

Article IV
Representations and Warranties

To induce the Lender to enter into this Agreement, each Loan Party represents and warrants to the Lender as set forth below.

SECTION 4.1.      Validity, etc. This Agreement and the Credit Agreement (after giving effect to this Agreement) each constitutes the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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SECTION 4.2.      Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Agreement the following statements shall be true and correct:

(a)      the representations and warranties set forth in each Loan Document (as defined in the Credit Agreement) shall, in each case, be, in the case of representations and warranties qualified as to knowledge, materiality, Material Adverse Effect (as defined in the Credit Agreement) or any similar qualification, true and correct in all respects, and, in the case of those representations and warranties that are not so qualified, in all material respects, with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)      no Default (other than the Specified Defaults) shall have then occurred and be continuing.

Article V
Confirmation

SECTION 5.1.      Reaffirmation. Each Loan Party hereby consents to this Agreement and hereby agrees that, after giving effect to this Agreement, each Loan Document to which it is a party, and all Obligations thereunder (including the guarantees made pursuant to Article X of the Credit Agreement), are and shall continue to be in full force and effect and the same are hereby ratified in all respects.

SECTION 5.2.      Validity, etc. Each Loan Party hereby represents and warrants, as of the Forbearance Effective Date, that immediately after giving effect to this Agreement, each Loan Document, in each case as modified by this Agreement (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Article VI
Miscellaneous

SECTION 6.1.      No Waiver. The Lender’s agreement not to pursue its rights and remedies until the occurrence of the Termination Date as described in Section 2.1 herein is temporary and limited in nature. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of the Specified Defaults or any other Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lender reserves all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

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SECTION 6.2.      Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 6.3.      Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

SECTION 6.4.      Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 6.5.      Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Article XI thereof and all rules of interpretation set forth in Article I thereof.

SECTION 6.6.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 6.7.      Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.8.      Governing Law. This AGREEMENT shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 6.9.      Full Force and Effect. The Loan Parties each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ALLIQUA BIOMEDICAL, INC.,

By ___________________________
Name:
Title:

GUARANTOR:

AQUAMED TECHNOLOGIES, INC.,

By ___________________________
Name:
Title:

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LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP

By Perceptive Credit Opportunities GP, LLC,
its general partner

By _____________________________

Sandeep Dixit

Chief Credit Officer

By _____________________________
Name:
Title:

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